Chisholm
Bierwolf
&
Nilson, LLC Certified Public Accountants

Todd D. Chisholm, Audit Partner
Nephi J. Bierwolf, Tax Partner
Troy F. Nilson, Audit Partner
Shauna S. Howe, Audit Partner

533 West 2600 South, Suite 25 • Bountiful, Utah 84010 • Phone: (801) 292-8756 • Fax: (801) 292-8809 • www.cbncpa.com

March 28, 2007

Office of the Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Smart Energy Solutions, Inc.

Commission File Number: 000-26027

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Smart Energy Solutions, Inc. in Item 4.02 of its Form 8-K dated March 29, 2007 and captioned "Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Chisholm, Bierwolf & Nilson LLC

Chisholm, Bierwolf & Nilson LLC